UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	47-1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR 97005	97005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 505-5670

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

On June 3, 2020, Great Ajax Corp., a Maryland corporation (the “Company”), closed a private placement of $20 million of the Company’s preferred stock and warrants to affiliates of Magnetar Capital, LLC (the “Purchasers”) pursuant to the exercise by the Purchasers of the option described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020. Pursuant to the option exercise, the Company issued 375,000 shares of the Company’s 7.25% Fixed-to-Floating Rate Series A Preferred Stock (the “Series A Preferred Stock”), 425,000 shares of the Company’s 5.00% Fixed-to-Floating Rate Series B Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), each for $25.00 per share, and two series of warrants (the “Warrants”) to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $10.00, with an exercise period expiring on April 6, 2025. The Warrants include a put option that will allow the Purchasers to sell the Warrants to the Company at a specified put price on or after July 6, 2023. The Company issued the Preferred Stock and Warrants to the Purchasers in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.

Date: June 3, 2020	By:	/s/ Mary Doyle
Mary Doyle
Chief Financial Officer